Exhibit 10.2
LEASE TERMINATION
AND
SURRENDER AGREEMENT

THIS LEASE TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) is entered into as of April 30, 2008, by and between NEWPORT CORPORATE CENTER, LLC, a Washington limited liability company (“Landlord”) and SCOLR PHARMA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.           Landlord and Tenant are parties to that certain Office Lease Agreement dated April 15, 2003 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 15, 2005, (collectively, the “Lease”) with respect to the lease of certain premises known as Suites 300 and 400 in the Two Newport Building located at 3625 132nd Avenue S.E., Bellevue, Washington 98006 (the “Premises”).

B.           The Lease will expire on August 31, 2008, and Tenant sought to extend the Lease for an additional five-year term by exercising an option under the Lease.  Because Landlord desires an early termination of the Lease via this Agreement, Landlord and Tenant agree herein to extend the Lease an additional two months, through October 31, 2008, at which point Tenant will then surrender the Premises to Landlord per the terms of this Agreement.

C.           Landlord desires an early termination of the Lease because it intends to promptly demolish the Two Newport Building and construct a new building on such land.  Tenant is willing to agree to an early termination of the Lease on the terms and conditions set forth in this Agreement.  Landlord and Tenant therefore intend to terminate the Lease, resolve all issues and disputes between them, and provide for the surrender of the Premises to Landlord on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions set forth herein, the Landlord  and Tenant hereby agree as follows:

1.           Incorporation of Recitals.  The above recitals are hereby incorporated by references.

2.           Termination of Lease.  Landlord and Tenant hereby agree that the Termination Date (as defined in the  Lease) and the Lease are hereby extended an additional two months, through October 31, 2008.  Landlord and Tenant further agree that effective on the first to occur of (a) the date Tenant vacates the Premises and surrenders possession thereof to Landlord, or (b) October 31, 2008 (the first of which to occur is referred to as the "Termination Date"), the Lease and all options thereunder shall terminate with the same force and effect as if it had terminated on its scheduled termination date, except as otherwise provided herein. Tenant shall notify Landlord in writing at least five (5) business days in advance of the actual date on which it will surrender possession to Landlord.  As of the Termination Date, the parties shall be released from all obligations under the Lease which first arise after the Termination Date, except as stated herein.  On the date of the mutual execution of this Agreement, Tenant shall provide Landlord with a copy of an executed letter of intent (which may be non-binding) for Tenant’s anticipated lease of replacement premises (“LOI”), which copy of the LOI provided to Landlord may be reasonably redacted by Tenant for confidentiality reasons.  Landlord shall keep the LOI and all terms or conditions thereof confidential.

3.        Surrender of Premises.  On or before the Termination Date, Tenant shall surrender possession of the Premises to Landlord, together with any and all card keys or other access devices. Prior to such surrender Tenant shall remove from the Premises all of Tenant's furniture, equipment and personal property and any collateral in which a lender to Tenant holds a security interest. In connection with Tenant’s surrender of the Premises, Tenant shall not be obligated to remove any fixtures, alterations or cabling nor make any repairs or reimburse Landlord for any repairs to the Premises, but will remove any hazardous waste or related materials that Tenant has brought onto the Premises (“Tenant’s Hazardous Waste”).  Tenant shall surrender the Premises in “AS IS” condition (except as expressly provided in this Agreement) without any obligation to comply with Section 13.2 of the Lease.  Tenant shall obtain and file a termination of any Uniform Commercial Code filing covering any collateral located at the Premises in which any lender to Tenant holds a security interest, and shall provide Landlord with a copy of the filed termination statement.  Tenant shall have no further right, title, interest or benefit in, to or under the Premises and/or the Lease following the Termination Date, and Landlord may dispose of all furniture, equipment, cabling or personal property that Tenant leaves on the Premises after the Termination Date. Tenant shall defend, indemnify and hold Landlord harmless from and against any expenses, costs (including reasonable attorneys’ fees), losses, claims, or damages arising from Tenant’s failure to remove Tenant’s Hazardous Waste or equipment from the Premises by the Termination Date; provided, however, the foregoing indemnification and defense obligations shall not pertain to any expenses, costs, attorneys’ fees, losses, claims, or damages arising from Tenant’s failure to surrender the Premises on or before the Termination Date because they are addressed elsewhere in this Agreement.

If Tenant fails to surrender possession of the Premises to Landlord by the Termination Date as required under this Agreement, then Tenant shall pay Landlord Liquidated Damages (defined below) as Landlord’s exclusive damage remedy and Landlord may specifically enforce the terms of this Agreement, including bringing an unlawful detainer action to evict Tenant from the Premises.  Tenant will stipulate to an Eviction Judgment (“Judgment”) and Writ of Restitution (“Writ”) in the form attached hereto as Exhibits 1 and 2, and agrees Landlord may enter the Judgment and enforce the Writ without obligation to demonstrate damage or post a bond if, and only if, Tenant fails to surrender the Premises by the Termination Date.  Landlord shall be entitled to an award of attorney fees, costs and expenses in such action.  Landlord shall not have the right to enter the Judgment or enforce the Writ unless Tenant fails to surrender possession of the Premises by the Termination Date, and Landlord shall defend, indemnify and hold Tenant harmless from and against any expenses, costs (including reasonable attorneys’ fees), losses, claims, or damages arising from Landlord’s wrongfully entering the Judgment or wrongfully enforcing or attempting to enforce the Writ. Landlord and Tenant shall continue to respect the terms and conditions of the Lease until the Termination Date, and, in particular, Tenant shall comply with its obligation to insure the Premises as provided in Article 8 of the Original Lease until the Termination Date.

4.           Consideration.   In recognition that Tenant has and will, in connection with this Agreement and early vacation of the Premises, incur substantial risks and costs including, without limitation, risks and costs arising from the disruption of its business, personnel and operations, loss of continuity, interruption, and delay to its research and development programs, duplication of equipment, relocation of its offices, moving expenses, relocation and re-engineering of information technology infrastructure, negotiating and entering into a new lease for replacement premises, brokers’ fees and commissions, attorneys fees, replacement of furniture and cabling, and various other related costs and expenses, Landlord shall pay Tenant a termination fee in the amount of Four Million One Hundred Thousand Dollars ($4,100,000.00) (the "Termination Fee"). Landlord shall pay the Termination Fee by wire transfer or in other immediately available federal funds as follows: (i) One Million Dollars (US$1,000,000.00) on the date of the execution of this Agreement by all parties, provided Tenant furnishes the LOI required in Paragraph 2 of this Agreement (the “Initial Portion”), and (ii) Three Million One Hundred Thousand Dollars (US$3,100,000.00) (the “Deferred Portion”) on the date Tenant surrenders the Premises; provided, however, that Landlord shall be entitled to offset against the Deferred Portion (i) any Liquidated Damages owing pursuant to this Agreement, (ii) any unpaid rent or operating expenses owing under the Lease accruing from the date of the mutual execution of this Agreement to the Termination Date (but only to the extent any such unpaid rent or operating expenses owing under the Lease are not also offset against the Deposit), and (iii) Landlord’s actual expenses of removing Tenant’s Hazardous Waste or equipment which Tenant has not removed from the Premises by the Termination Date, or Landlord’s actual expenses incurred in enforcing the Writ; provided, further, that  any offset to the Deferred Portion pursuant to the foregoing item (iii) for the removal of Tenant’s Hazardous Waste or equipment shall not exceed, in the aggregate, $100,000, nor shall it delay payment of the balance of the Deferred Portion, and if there is any Tenant’s Hazardous Waste or equipment not removed from the Premises by Tenant by the Termination Date, then Landlord may withhold from the payment of  the Deferred Portion the reasonably estimated cost of the removal thereof up to a maximum of $100,000.00 in the aggregate and Landlord shall cause the removal thereof from the Premises within sixty (60) days from the Termination Date and promptly thereafter pay Tenant the balance of such withheld amount remaining after paying for the cost of removal of Tenant’s Hazardous Waste and equipment; provided, further, Landlord shall not be entitled to any other offsets against the Deferred Portion.  If Landlord fails to pay the Initial Portion when due, Tenant may terminate this Agreement by written notice to Landlord or bring suit to enforce this Agreement, and if Tenant does not terminate this Agreement, then Tenant shall be entitled to an offset against rent and other amounts owing under the Lease as such payments come due until such Initial Amount (and interest thereon) is fully paid.

On the date the Deferred Portion is due, Landlord shall also reimburse Tenant $17,954.59 for the security deposit paid under the Lease (“Deposit”) by wire transfer or in other immediately available federal funds; provided, however, that Landlord shall be entitled to offset against the Deposit any unpaid rent or operating expenses owing under the Lease accruing from the date of the mutual execution of this Agreement to the Termination Date (but only to the extent any such unpaid rent or operating expenses owing under the Lease are not also offset against the Deferred Portion); provided, further, Landlord shall not be entitled to any other offsets against the Deposit.

On the date of the execution of this Agreement by all parties, provided Tenant furnishes the LOI as required in Paragraph 2 of this Agreement, Landlord shall deposit the Deferred Portion and the Deposit, by wire transfer or in other immediately availabale federal funds, in trust with the law firm of Carney Badley Spellman, P.S. (“Trust Depository”) to be held by the Trust Depository in its trust account and disbursed to Tenant as and when the Deferred Portion and the Deposit, or applicable portions thereof, are required to be paid by Landlord to Tenant pursuant to this Agreement.  The Trust Depository shall sign this Agreement to confirm its agreement to hold the Deferred Portion and the Deposit in trust in its trust account and to disburse such funds to Tenant as herein provided.

If Landlord fails to pay the Termination Fee or any portion thereof when due, Landlord shall pay interest on the Termination Fee, or unpaid portion thereof, at the rate of eighteen percent (18%) per annum from its due date until paid.  If Landlord fails to reimburse the Deposit or any portion thereof when due, Landlord shall pay interest on the Deposit, or unpaid portion thereof, at the rate of eighteen percent (18%) per annum from its due date until paid.

If Tenant does not surrender possession of the Premises on or before October 31, 2008, Landlord may offset against the Deferred Portion $20,000.00 per day  as liquidated damages for each day after October 31, 2008 that Tenant remains in possession of the Premises (“Liquidated Damages”), which Liquidated Damages shall constitute Landlord’s sole and exclusive damage remedy for Tenant’s failure to vacate the Premises by October 31, 2008, except as otherwise expressly stated in this Agreement.  Landlord and Tenant agree that these Liquidated Damages are a reasonable estimate of the damages Landlord is likely to incur if Tenant fails to vacate the Premises by October 31, 2008.  Such Liquidated Damages includes any rent, operating expenses, holdover rent or other damages, charges or amounts that would otherwise be payable by Tenant pursuant to the Lease (but excludes any unpaid rent and operating expenses owing under the Lease accruing from the date of the mutual execution of this Agreement to the Termination Date), and this provision regarding Liquidated Damages supersedes any provision in the Lease with respect thereto if Tenant remains in possession of the Premises after October 31, 2008.

5.           Release.  As additional consideration for the parties' agreements hereunder, each party releases any and all claims, demands, and causes of action, known or unknown, liquid or contingent, now or hereafter acquired, it may have against the other party arising out of or relating to the Lease (including any early termination thereof), options under the Lease, Tenant's use or occupancy of the Premises, or Landlord's management and operations of the Premises (hereafter "released claims").  The foregoing release shall not include (a) any obligations expressly stated in this Agreement, (b) indemnity obligations provided under the Lease with respect to events that occur prior to the Termination Date, (c) amounts remaining due and obligations under the Lease accruing prior to the Termination Date, or (d) Landlord’s actual expenses of removing any Tenant’s Hazardous Waste or equipment which Tenant has not removed from the Premises by the Termination Date, or Landlord’s actual expenses incurred in enforcing the Writ.

These releases extend to and inure to the benefit of the Landlord and Tenant and the following Additional Released Parties: all of the Landlord's and Tenant's guarantors, shareholders, directors, officers, members, managers, agents, employees, representatives, attorneys, parents, subsidiaries, affiliates, predecessors, successors, transferees, assigns and related entities thereof.  Each party represents and warrants that it has full right, power and authority to enter into these releases, that it owns or has the right to release each and all of the released claims that it purports to release, and that it has not transferred any interest in any released claims to any third party.

The parties further represent, warrant and agree that (a) they understand they are releasing potentially unknown claims, (b) these releases are fairly and knowingly made, (c) these releases are voluntarily made, without any undue influence, (d) these releases are supported by adequate consideration, and (e) each party has disclosed all claims known to it, to the other.  The parties acknowledge that this release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority including but not limited to, any claim arising under the City of Bellevue's laws, the Washington statutes or laws, and any local or municipal laws or regulations, including without limitation those relating to wages, hours or discrimination, and any federal laws and regulations prohibiting discrimination, and any state, or federal, securities laws, all as amended; and any regulations under such authority and any applicable statutory, contract, tort, or common law theories.

Landlord represents and warrants to Tenant that Landlord is the owner of the Two Newport Building, has not assigned its rights under the Lease, and is not obligated to obtain the consent or approval of any person or entity in order to enter into or perform its obligations under this Agreement.

6.           Attorneys' Fees.  Landlord and Tenant shall each bear their own costs and expenses with respect to the negotiation, preparation and execution of this Agreement. If any action, suit, arbitration or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code, is brought to interpret or enforce the terms of this Agreement or otherwise with respect to this Agreement, the substantially prevailing party shall be entitled, in addition to all other damages, to receive an award of reasonable attorneys' fees, expenses, costs and court costs, including fees and costs of appeal.

7.           Legal Representation.  Each party acknowledges that it has been represented by counsel, or has had an opportunity to obtain the representation of counsel, with respect to this Agreement. Each party represents to the other that that party has read and understood the terms hereof and the consequences of executing this Agreement and that no representations have been made to that party to induce the execution of this Agreement except as stated herein. Each party waives any right it may have to require the provisions of this Agreement to be construed against the party who drafted the same.

8.           Authority.  Each person signing this Agreement on behalf of a party represents and warrants that he or she is authorized to execute and deliver this Agreement, and that upon such person's execution and delivery hereof and the execution and delivery hereof by the other parties, this Agreement will become binding upon such party.

9.           Submission Not an Offer.  Tenant acknowledges and agrees that submission of this Agreement to Tenant for review and execution is not an offer and that this Agreement shall not be effective until it has been fully executed and delivered by both parties.

10.           Miscellaneous.

(a)           Merger/Modification.  This Agreement constitutes the entire agreement and understanding by and between Landlord and Tenant with respect to the early surrender of possession of the Premises and the early termination of the Lease and replaces all prior or contemporaneous oral or written agreements or understandings pertaining thereto.  This Agreement may only be modified via written instrument signed by authorized representatives of Landlord and Tenant.

(b)           Binding Nature.  This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Tenant may not assign its rights under this Agreement except in connection with an assignment and assumption of all of its rights under the Lease in accordance with the terms of the Lease.  A Memorandum of this Agreement in mutually acceptable form, which does not state the amount of the Termination Fee, shall be signed and acknowledged by Landlord and Tenant concurrently with the mutual execution of this Agreement and recorded in the real property records of King County, Washington.

(c)           Confidentiality.  The amount of the Termination Fee shall be confidential and shall not be disclosed by Tenant to any third party, except for Tenant's attorneys and accountants, or as necessary for reporting requirements imposed on Tenant as a public company (and associated press releases), or as otherwise required by law, subpoena or court order.  Tenant will not identify Landlord by name in any such reports or press releases. If Tenant receives a subpoena or legally binding request for information regarding the termination of the Lease or this Agreement, it will immediately notify Landlord in writing.

(d)           Dispute Resolution.  This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of Washington, without regard to its conflicts of laws provisions. All parties shall submit and not object to jurisdiction and venue in the King County, Washington State Superior Court or U.S. Federal District Court located in Seattle, Washington, in connection with any claims arising out of this Agreement. The parties intend that this Agreement be enforceable to the greatest extent permitted by applicable law. Therefore, if any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons, circumstances, or extent, will not be impaired.

(e)           Enforcement.  Except as otherwise expressly provided in this Agreement, Landlord and Tenant shall be entitled to enforce the terms of this Agreement by an action for damages for breach of this Agreement or for an action for specific performance or for injunctive relief, or both, to prevent the breach or continued breach of this Agreement.

(f)           Further Acts.  Time is of the essence in this Agreement.  The parties agree to take all actions and execute all documents necessary to effectuate the purposes of this Agreement.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Facsimile transmission (or other electronic transmission, including email of a “pdf” signature) of any signed original hereof, and retransmission of any such signed facsimile or electronic transmission, shall be the same as delivery of an original.  At the request of any party, the parties will confirm facsimile transmitted (or other electronic transmission including email of a “pdf” signature) signatures by delivering to the other parties a signed original of this document.

IN WITNESS WHEREOF, the Landlord and Tenant have executed and delivered this Agreement as of the day and year first above written.

LANDLORD:

NEWPORT CORPORATE CENTER, LLC, a
Washington Limited Liability Company

By: /s/ Gary Carpenter_____________
      Gary Carpenter
  Its _Member Officer____________

By: /s/ Lisa Rowe________________
      Lisa Rowe
  Its VP Leasing, Bentall authorized agent

TENANT:

SCOLR PHARMA, INC., a
Delaware corporation

By: /s/ Daniel O. Wilds_________
Its President & CEO___________

TRUST DEPOSITORY:

Carney Badley Spellman, P.S.

By: /s/ John R. McDowall_______
Its Shareholder/Board Member___

LANDLORD'S ACKNOWLEDGEMENT

STATE OF WASHINGTON                                  )
) ss.
COUNTY OF KING                                                 )

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this 30th day of April, 2008, before me personally appeared Gary Carpenter, to me known to be a Member/Officer of NEWPORT CORPORATE CENTER, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

[Seal]
/s/ John R. McDowall

John R. McDowall
                                [Type or Print Notary Name]
Notary Public in and for the State of
Washington, residing at Seattle
My Commission Expires: Jan. 15, 2009

STATE OF WASHINGTON                                  )
) ss.
COUNTY OF KING                                                 )

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this 30th day of April, 2008, before me personally appeared Lisa Rowe, to me known to be the Vice-President of Leasing of NEWPORT CORPORATE CENTER, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

[Seal]
/s/ John R. McDowall

John R. McDowall
                                [Type or Print Notary Name]
Notary Public in and for the State of
Washington, residing at Seattle
My Commission Expires: Jan. 15, 2009

TENANT’S ACKNOWLEDGEMENT

STATE OF WASHINGTON           )
                            )  ss.
COUNTY OF KING                  )

On this 30th day of April, 2008, before me, a Notary Public in and for the State of Washington, personally appeared Daniel O. Wilds, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the President & CEO of SCOLR PHARMA, INC., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

[Seal]
/s/ Sarah M. Schaeffer
NOTARY PUBLIC in and for the State of Washington, residing at Bothell, WA
My appointment expires 4/30/2011
Print Name Sarah M. Schaeffer

EXHIBIT 1

(Judgment)

SUPERIOR COURT FOR THE STATE OF WASHINGTON
IN THE COUNTY OF KING

NEWPORT CORPORATE CENTER, LLC, a Washington limited liability company, Plaintiff, v. SCOLR PHARMA, INC., a Delaware corporation, Defendant.	NO. CONFESSION OF JUDGMENT

Defendant SCOLR Pharma, Inc., a Delaware corporation (“SCOLR”) confesses judgment in favor of plaintiff Newport Corporate Center, LLC, a Washington limited liability company (“Newport”) as shown by the following facts:
1.                      Newport and SCOLR were parties to an Office Lease Agreement dated April 15, 2003, as amended by the First Amendment to Lease dated September 15, 2005 and as extended via the Lease Termination and Surrender Agreement dated April 30, 2008 (collectively the “Lease”), with respect to the lease of certain premises known as Suites 300 and 400 in the Two Newport Building, located at 3625 132nd Avenue S.E., Bellevue, Washington 98006 (the “Premises”).

2.                      Newport desired an early termination of the Lease because it intended to demolish the Two Newport Building and construct a new building on such land, and SCOLR was agreeable to such an early termination of the Lease on the terms and conditions of the Termination Agreement (defined below).  Therefore, Newport and SCOLR entered into a Lease Termination and Surrender Agreement dated as of April 30, 2008 (the “Termination Agreement”), whereby they agreed to an early termination of the Lease and surrender of the Premises by SCOLR.
3.                      Pursuant to paragraph 3 of the Termination Agreement, SCOLR was to surrender possession of the Premises to Newport no later than October 31, 2008 (the “Termination Date”).  SCOLR confesses that, in the event it has not surrendered possession of the Premises to Newport on or before the Termination Date, it will be in breach of the Termination Agreement and guilty of unlawful detainer with no further legal right to the Premises.  If SCOLR has not surrendered possession of the Premises to Newport on or before the Termination Date, SCOLR authorizes this Court to enter judgment in favor of Newport whereby a Writ of Restitution in the form of the attached Exhibit A (“Writ”) shall be issued returnable within twenty (20) days after the date of its issue, restoring to Newport possession of the Premises.
4.                      Paragraph 6 of the Termination Agreement provides that Newport is entitled to an award of reasonable attorneys’ fees, expenses, costs and court costs if it institutes legal action to enforce the terms of the Termination Agreement and is the substantially prevailing party in such action.  Accordingly, SCOLR further confesses that if SCOLR has not surrendered possession of the Premises to Newport on or before the Termination Date it will be in default thereunder and Newport’s reasonable attorneys’ fees, expenses, costs and court costs expended in enforcing the Writ and evicting SCOLR from the Premises shall be included in the judgment in favor of Newport.

DATED this 30th day of April, 2008.

SCOLR PHARMA, INC., a Delaware corporation

  /s/ Daniel O. Wilds
By: Daniel O. Wilds______________
Its  President & CEO_____________

ACKNOWLEDGMENT

SCOLR PHARMA, INC., by and through its President & CEO (title), Daniel O. Wilds (name), verify under oath that I have the authority to bind SCOLR PHARMA, INC. to this Confession of Judgment and that it is authorized by me acting in my corporate capacity.  I also verify that the facts outlined above are true to the best of my knowledge and belief.

DATED this 30th day of April, 2008.

SCOLR PHARMA, INC., a Delaware corporation

/s/ Daniel O. Wilds
By: Daniel O. Wilds__________________
Its  President & CEO  ________________

STATE OF WASHINGTON               )
) ss.
COUNTY OF KING                              )

On this 30th day of April, 2008, before me personally appeared Daniel O. Wilds, the President & CEO of SCOLR PHARMA, INC., who executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[Seal]
/s/ Sarah M. Schaeffer

Sarah M. Schaeffer (Print Name)
Notary Public in and for the State of
Washington, residing at Bothell, WA
My Commission Expires: 4/30/2011

Attachment:

Exhibit A – Writ of Restitution

EXHIBIT 2

(Writ – Exhibit A to the Confession of Judgment)

SUPERIOR COURT FOR THE STATE OF WASHINGTON
IN THE COUNTY OF KING

NEWPORT CORPORATE CENTER, LLC, a Washington limited liability company, Plaintiff, v. SCOLR PHARMA, INC., a Delaware corporation, Defendant.	NO. WRIT OF RESITUTION

STATE OF WASHINGTON TO:                                                                KING COUNTY SHERIFF
GREETINGS:
Whereas on the _____ day of ___________, 2008, in the above-entitled action, the King County Superior Court entered an Order directing the issuance of a Pre-Judgment Writ of Restitution, restoring to plaintiff real property located at Suites 300 and 400 in the Two Newport Building located at 3625 132nd Avenue S.E., Bellevue, Washington  98006 (hereinafter the “Premises”).
Now, therefore, you are hereby commanded to deliver to plaintiff Newport possession of the real property and leasehold interest located at Suites 300 and 400 in the

Two Newport Building located at 3625 132nd Avenue S.E., Bellevue, Washington  98006, which building is located on the land legally described on the attached Exhibit 1, and to make return of this writ according to law returnable in twenty days after date of issuance.  Provided, that if return is not possible within 20 days, the return of this writ shall automatically be extended an additional 20 days. The Sheriff is authorized to break and enter if necessary.
WITNESS the Honorable                                                                                                            of said Superior Court and the seal of said Court affixed this day of ____________________, 2008.
 County Clerk
 By Deputy

Sealed this ____ day of __________, 2008.
By Deputy

Presented by:

CARNEY BADLEY SPELLMAN, P.S.

By ________________________
John R. McDowall, WSBA #25128
Attorneys for Plaintiff Newport

EXHIBIT 1
TO WRIT OF RESTITUTION

LOT 4 OF REVISED SHORT PLAT NO. 278125, ACCORDING TO THE SHORT PLAT RECORDED UNDER KING COUNTY RECORDING NO. 8112079004, BEING A REVISION OF SHORT PLATS RECORDED UNDER RECORDING NO. 8101270743 AND 7809200912;

TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES, 30 FEET IN WIDTH DESCRIBED AS EASEMENT “X” AS DELINEATED ON SHORT PLANT NO. 278125 REVISION, RECORDED UNDER RECORDING NO. 8112079004;

AND TOGETHER WITH AN EASEMENT FOR INGRESS, EGRESS AND UTILITIES, 30 FEET IN WIDTH DESCRIBED AS EASEMENT “Y” AS DELINEATED ON SHORT PLANT NO. 278125 REVISION, RECORDED UNDER RECORDING NO. 8112079004;

AND TOGETHER WITH ACCESS EASEMENTS AS DESCRIBED IN PARAGRAPH 1.1 AND EXHIBITS “E” AND “F” OF DECLARATION RECORDED UNDER KING COUNTY RECORDING NO. 9102130456;

AND TOGETHER WITH THOSE EASEMENT RIGHTS GRANTED IN DOCUMENTS RECORDED UNDER RECODING NOS. 9012040117 AND 9211232100;

SITUATE IN THE CITY BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.